Exhibit 99.1

Stellar Terminates Letter of Intent  for Earn In Agreement and commissioning of production plant for bulk testing of existing gold resource

FOR IMMEDIATE RELEASE

HENDERSON, NV, November 13, 2009 /PRNewswire-FirstCall/ - Stellar Resources Ltd. (OTC BB: SRRL), a mineral property acquisition, exploration and development company, announced today it has agreed to put in abeyance its Letter of Intent signed June 15, 2009 with Zyrox Mining Company Ltd, for an Earn-In Agreement to explore and utilize the gold, copper and silver resources within Zyrox’s mineral tenures located on Texada Island, British Columbia.

The Company will continue to proactively pursue mineral property explorations and development.  Updates of such will be provided as and when appropriate.

On behalf of the Board
Stellar Resources Ltd.

Luigi Rispoli, President

Investor Relations
CONTACT: Stellar Resources Ltd.
Paul Knopick, E & E Communications
(949) 707-5365
pknopick@eandecommunications.com

FORWARD LOOKING STATEMENT

This press release contains statements, which may constitute 'forward-looking statements' within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.